Exhibit 99.1

Genpact Reports Results for the Second Quarter of 2011

Second Quarter Revenues of $397.6 Million, up 29%

Adjusted Income from Operations of $65.3 Million, up 40%

Net Income of $39.0 Million, up 40%

NEW YORK, August 2, 2011 — Genpact Limited (NYSE: G), a global leader in business process and technology management, today announced financial results for the second quarter ended June 30, 2011.

Key Financial Results – Second Quarter 2011

•

Revenues were $397.6 million, up 29.3% from $307.6 million in the second quarter of 2010. Revenues from Global Clients were up 44.1% and business process management revenues from Global Clients were up 23.7%.

•

Net income attributable to Genpact Limited shareholders was $39.0 million, up 40.1% from $27.8 million in the second quarter of 2010; net income margin for the second quarter of 2011 was 9.8%, up from 9.1% in the second quarter of 2010.

•	Diluted earnings per common share were $0.17, up 39.3% from $0.12 in the second quarter of 2010.

•	Adjusted income from operations totaled $65.3 million, up 40.1% from $46.6 million in the second quarter of 2010.

•	Adjusted income from operations margin was 16.4%, up from 15.1% in the second quarter of 2010.

•	Adjusted diluted earnings per share were $0.22, up 41.9% from $0.15 in the second quarter of 2010.

N.V. ‘Tiger’ Tyagarajan, Genpact’s president and CEO said, “Genpact delivered a great second quarter, with strong growth in revenues, adjusted operating income, earnings per share and cash flows. Genpact stand-alone revenues, excluding Headstrong revenues, grew 15% over the prior year quarter. Integration of the Headstrong acquisition, which closed on May 3rd, is going well. Headstrong was neutral to adjusted operating income margin in the quarter. This quarter we increased the number of clients contributing $1 to $5 million in annual revenues to 103 (including 25 from Headstrong), from 52 in the prior-year quarter, giving us a great runway for future growth.”

Revenues from clients other than GE, which Genpact refers to as Global Client revenues, grew 44.1% over the second quarter of 2010, including two months of Headstrong revenues. Business process management revenues from Global Clients grew 23.7% over the second quarter of 2010, led by 54.0% growth in Smart Decision Services, which is comprised of Genpact’s reengineering, analytics, business consulting and enterprise risk consulting businesses. Revenues from Global Clients now represent approximately 69.2% of Genpact’s total revenues, with the remaining 30.8% of revenues coming from GE. GE revenues increased by $5.8 million, or 4.9%, from the second quarter of 2010, adjusted for dispositions by GE.

As of the end of the second quarter of 2011, 56 client relationships, including existing relationships with 10 Headstrong clients, each contributed revenues of $5 million or more in the last twelve months, up from 40 such relationships as of June 30, 2010. As of the end of the second quarter of 2011, eight client relationships, including existing relationships with two Headstrong clients, each contributed revenues of $25 million or more in the last twelve months, up from four such client relationships as of June 30, 2010.

Approximately 78.1% of Genpact’s revenues for the quarter came from business process management services, compared to 85.9% for the second quarter of 2010. Revenues from IT services were approximately 21.9% of total revenues for the second quarter of 2011, up from 14.1% for the second quarter of 2010, including IT services revenues attributable to Headstrong.

Genpact generated $60.9 million of cash from operations in the second quarter of 2011, up from $30.0 million of cash from operations in the second quarter of 2010. Cash flow from operations increased by more than $30 million in the second quarter of 2011 compared to the second quarter of 2010, primarily due to increased cash earnings, better working capital management and certain cash tax refunds received in the quarter. Genpact had approximately $336.4 million in cash and cash equivalents as of June 30, 2011.

Year-to-Date Results

•	Revenues were $728.2 million, up 22.2% from $595.8 million for the six months ended June 30, 2010.

•

Net income attributable to Genpact Limited shareholders was $75.1 million, up 34.1% from $56.0 million for the six months ended June 30, 2010; net income margin was 10.3%, up from 9.4% for the six months ended June 30, 2010.

•	Diluted earnings per common share were $0.33, up 33.3% from $0.25 for the six months ended June 30, 2010.

•	Adjusted income from operations was $116.5 million, up 28.7% from $90.5 million for the six months ended June 30, 2010.

•	Adjusted income from operations margin was 16.0%, up from 15.2% for the six months ended June 30, 2010.

•	Adjusted diluted earnings per share were $0.40, up 30.2% from $0.31 for the six months ended June 30, 2010.

As of June 30, 2011, Genpact had approximately 51,300 employees worldwide, an increase from approximately 42,500 as of June 30, 2010. Genpact’s employee attrition rate for the six months ended June 30, 2011 was 29%, measured from day one of employment, an increase from 26% for the same period in 2010. Annualized revenue per employee for the six months ended June 30, 2011, was $34,500, up from $30,300 for the six months ended June 30, 2010.

2011 Outlook

Tyagarajan continued, “We continue to expect full year revenue growth of 23-25% and our adjusted income from operations margin to be in the range of 16% to 16.5%. Given our strong performance during the first half of the year and the diversity of our business, despite ongoing concerns in the global economy we now expect to be at the higher end of both ranges.”

Conference Call to Discuss Financial Results

Genpact management will host an hour-long conference call beginning at 8:00 a.m. EDT on August 3, 2011 to discuss the company’s performance for the second quarter of fiscal 2011. To participate, callers can dial 1-866-713-8563 from within the U.S. or +1 617-597-5311 from any other country. Thereafter, callers will be prompted to enter the participant code, 41722945.

For those who cannot participate in the call, a replay and podcast will be available on Genpact’s website, www.genpact.com, after the end of the call. A transcript of the call will also be made available on Genpact’s website.

About Genpact

Genpact is a global leader in business process and technology management, offering a broad portfolio of enterprise and industry-specific services. The company manages over 4,500 processes and projects for more than 600 clients worldwide. Putting process in the forefront, Genpact couples its deep process knowledge and insights with focused IT capabilities, targeted analytics, business consulting, domain consulting and pragmatic reengineering to deliver comprehensive solutions for clients. Lean and Six Sigma are an integral part of Genpact’s culture and Genpact views the management of business processes as a science. Genpact has developed Smart Enterprise Processes (SEPSM), a groundbreaking, rigorously scientific methodology for managing business processes, which focuses on optimizing process effectiveness in addition to efficiency to deliver superior business outcomes. Services are seamlessly delivered from a global network of centers to meet a client’s business objectives, cultural and language needs and cost reduction goals. Learn more at www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process management and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to manage growth, factors which may impact our cost advantage, wage increases, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management’s current analysis of future events and should not be relied upon as representing management’s expectations or beliefs as of any date subsequent to the time they are made. Genpact does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

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Contact

Investors	Shishir Verma
+1 (646) 624-5912
shishir.verma@genpact.com

Media	Gail Marold
+1 (919) 345 3899
gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data)

	As of December 31, 2010	As of June 30, 2011
Assets
Current assets
Cash and cash equivalents	$404,034	$336,402
Short term investments	76,985	—
Accounts receivable, net	174,654	246,911
Accounts receivable from related party, net	131,271	141,715
Deferred tax assets	21,985	20,091
Due from related party	3	4,024
Prepaid expenses and other current assets	126,848	186,676

Total current assets	$935,780	$935,819

Property, plant and equipment, net	197,166	193,795
Deferred tax assets	35,099	51,474
Investment in equity affiliates	1,913	1,652
Customer-related intangible assets, net	33,296	94,258
Marketing-related intangible assets, net	—	21,457
Other intangible assets, net	51	1,311
Goodwill	570,153	974,991
Other assets	120,003	128,616

Total assets	$1,893,461	$2,403,373

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data)

	As of December 31, 2010	As of June 30, 2011
Liabilities and equity
Current liabilities
Short-term borrowings	$—	$252,000
Current portion of long-term debt	24,950	28,842
Current portion of capital lease obligations	702	1,124
Current portion of capital lease obligations payable to related party	1,188	1,071
Accounts payable	12,206	9,807
Income taxes payable	8,064	35,069
Deferred tax liabilities	489	14,248
Due to related party	4,030	3,102
Accrued expenses and other current liabilities	270,919	247,888

Total current liabilities	$322,548	$593,151
Long-term debt, less current portion	—	88,459
Capital lease obligations, less current portion	741	754
Capital lease obligations payable to related party, less current portion	1,748	1,224
Deferred tax liabilities	2,953	1,796
Due to related party	10,683	14,851
Other liabilities	73,546	73,040

Total liabilities	$412,219	$773,275

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 220,916,960 and 221,557,465 issued and outstanding as of December 31, 2010 and June 30, 2011, respectively	2,208	2,214
Additional paid-in capital	1,105,610	1,120,153
Retained earnings	421,092	496,221
Accumulated other comprehensive income (loss)	(50,238)	8,407

Genpact Limited shareholders’ equity	1,478,672	1,626,995
Noncontrolling interest	2,570	3,103

Total equity	1,481,242	1,630,098
Commitments and contingencies

Total liabilities and equity	$1,893,461	$2,403,373

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2010	2011	2010	2011
Net revenues
Net revenues from services - related party	$117,914	$122,783	$231,252	$235,744
Net revenues from services - others	189,713	274,840	364,594	492,432

Total net revenues	307,627	397,623	595,846	728,176

Cost of revenue
Services	191,101	254,030	367,786	468,517

Total cost of revenue	191,101	254,030	367,786	468,517

Gross profit	$116,526	$143,593	$228,060	$259,659
Operating expenses:
Selling, general and administrative expenses	75,277	86,724	148,168	154,165
Amortization of acquired intangible assets	4,065	5,140	8,284	8,217
Other operating (income) expense, net	(1,111)	665	(3,941)	(291)

Income from operations	$38,295	$51,064	$75,549	$97,568
Foreign exchange (gains) losses, net	4,855	(1,130)	5,586	(2,697)
Other income (expense), net	844	3,026	2,114	6,124

Income before share of equity in loss of affiliates and income tax expense	$34,284	$55,220	$72,077	$106,389
Equity in loss of affiliates	272	134	605	267

Income before income tax expense	$34,012	$55,086	$71,472	$106,122
Income tax expense	4,865	14,357	12,082	27,479

Net Income	$29,147	$40,729	$59,390	$78,643
Net income attributable to noncontrolling interest	1,300	1,720	3,369	3,514

Net income attributable to Genpact Limited shareholders	$27,847	$39,009	$56,021	$75,129

Net income available to Genpact Limited common shareholders	27,847	39,009	56,021	75,129
Earnings per common share attributable to Genpact Limited common shareholders

Basic	$0.13	$0.18	$0.26	$0.34

Diluted	$0.12	$0.17	$0.25	$0.33

Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	218,955,223	221,297,842	218,455,684	221,153,301
Diluted	224,947,174	226,146,388	224,459,617	225,844,839

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six months ended June 30,
	2010	2011
Operating activities
Net income attributable to Genpact Limited shareholders	$56,021	$75,129
Net income attributable to noncontrolling interest	3,369	3,514

Net Income	$59,390	$78,643
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	28,760	29,005
Amortization of debt issue costs	219	554
Amortization of acquired intangible assets	8,449	8,300
Provision (release) for doubtful receivables	(1,711)	1,853
Gain on business acquisition	(247)	—
Unrealized (gain) loss on revaluation of foreign currency asset/liability	1,871	(45)
Equity in loss of affiliates	605	267
Stock-based compensation expense	10,285	8,559
Deferred income taxes	(5,315)	(2,579)
Others, net	168	1,400
Change in operating assets and liabilities:
Increase in accounts receivable	(35,291)	(24,647)
Increase in other assets	(28,693)	(33,122)
Decrease in accounts payable	(2,102)	(2,374)
Decrease in accrued expenses and other current liabilities	(43,876)	(13,506)
Increase in income taxes payable	15,188	24,092
Increase in other liabilities	2,262	5,632

Net cash provided by operating activities	$9,962	$82,032
Investing activities
Purchase of property, plant and equipment	(36,909)	(12,106)
Proceeds from sale of property, plant and equipment	590	479
Investment in affiliates	(2,324)	—
Purchase of short term investments	(42,997)	(129,458)
Proceeds from sale of short term investments	132,601	206,443
Short term deposits placed with related party	(6,507)	—
Redemption of short term deposits with related party	16,269	—
Payment for business acquisitions, net of cash acquired	(42,575)	(561,075)

Net cash provided by (used for) investing activities	$18,148	$(495,717)
Financing activities
Repayment of capital lease obligations	(2,697)	(1,500)
Proceeds from long-term debt	—	120,000
Repayment of long-term debt	(20,000)	(25,000)
Short-term borrowings, net	(184)	252,000
Proceeds from issuance of common shares under stock based compensation plans	11,759	5,989
Direct cost incurred in relation to Debt	—	(8,315)
Distribution to noncontrolling interest	(3,488)	(3,196)

Net cash provided by (used for) financing activities	$(14,610)	$339,978

Effect of exchange rate changes	6,522	6,075
Net increase (decrease) in cash and cash equivalents	13,500	(73,707)
Cash and cash equivalents at the beginning of the period	288,734	404,034

Cash and cash equivalents at the end of the period	$308,756	$336,402

Supplementary information
Cash paid during the period for interest	$927	$1,509
Cash paid during the period for income taxes	$19,583	$23,498
Property, plant and equipment acquired under capital lease obligation	$711	$758

Reconciliation of Adjusted Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP adjusted income from operations, adjusted net income attributable to shareholders of Genpact Limited, or adjusted net income, and adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

For its internal management reporting and budgeting purposes, Genpact’s management uses financial statements that do not include stock-based compensation expense, amortization of acquired intangibles at formation in 2004, expenses associated with the Company’s March 2010 secondary offering and significant acquisition related expenses and amortization of acquired intangibles on such acquisitions, for financial and operational decision-making, to evaluate period-to-period comparisons or for making comparisons of Genpact’s operating results to that of its competitors. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation”, Genpact’s management believes that providing financial statements that do not include stock-based compensation allows investors to make additional comparisons between Genpact’s operating results to those of other companies. In addition, Genpact’s management believes that providing non-GAAP financial measures that exclude amortization of acquired intangibles, expenses of the secondary offering and significant acquisition related expenses and amortization of acquired intangibles on such acquisitions, allows investors to make additional comparisons between Genpact’s operating results to those of other companies. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC 718, the amortization of intangibles associated with further acquisitions, significant acquisition related expenses and expenses of the secondary offering, if any. Accordingly, Genpact believes that the presentation of non-GAAP adjusted income from operations and adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using non-GAAP adjusted income from operations and adjusted net income versus income from operations and net income attributable to shareholders of Genpact Limited calculated in accordance with GAAP is that non-GAAP adjusted income from operations and adjusted net income excludes costs, namely, stock-based compensation, that are recurring. Stock-based compensation has been and will continue to be a significant recurring expense in Genpact’s business for the foreseeable future. Management compensates for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP adjusted income from operations and adjusted net income and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three and six months ended June 30, 2010 and 2011:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2010	2011	2010	2011
Income from operations as per GAAP	$38,295	$51,064	$75,549	$97,568
Add: Amortization of acquired intangible assets resulting from formation accounting	3,394	2,434	6,918	4,948
Add: Amortization of acquired intangible assets relating to significant acquisition	—	2,049	—	2,049
Add: Stock based compensation	5,799	5,494	10,285	8,559
Add: Significant acquisition related expenses	—	4,739	—	5,619
Add: Other income	672	1,355	1,766	1,560
Less: Equity in loss of affiliates	(272)	(134)	(605)	(267)
Less: Non controlling interest	(1,300)	(1,720)	(3,369)	(3,514)

Adjusted income from operations	$46,588	$65,281	$90,544	$116,522

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2010	2011	2010	2011
Net income as per GAAP	$27,847	$39,009	$56,021	$75,129
Add: Amortization of acquired intangible assets resulting from formation accounting	3,394	2,434	6,918	4,948
Add: Amortization of acquired intangible assets relating to significant acquisition	—	2,049	—	2,049
Add: Stock based compensation	5,799	5,494	10,285	8,559
Add: Significant acquisition related expenses	—	4,739	—	5,619
Add: Secondary offering expenses	—	—	591	—
Less: Tax impact on amortization of acquired intangibles resulting from formation accounting	(866)	(602)	(2,073)	(1,298)
Less: Tax impact on amortization of acquired intangibles resulting from significant acquisition	—	(695)	—	(695)
Less: Tax Impact on stock based compensation	(1,548)	(1,779)	(2,678)	(2,474)
Less: Tax Impact on significant acquisition related expenses	—	(1,269)	—	(1,394)

Adjusted net income	$34,627	$49,380	$69,064	$90,444

Adjusted diluted earnings per share	$0.15	$0.22	$0.31	$0.40